Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Natrol, Inc. 1998 Employee Stock Purchase Plan (Form S-8 No. 333-62549) and the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (Form S-8 No. 333-67229) of our report dated March 1, 2002, with respect to the consolidated financial statements of Natrol, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

April 8, 2003
Woodland Hills, California